The Bank of New York
101 Barclay Street 22W
New York NY 10286
USA











November 21 2007
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing Ten
Ordinary Share of
GuocoLeisure Limited
(Form F6 File No. 33313402)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933 as amended on behalf of The Bank of New York as Depositary for securities against which American Depositary Receipts are to be issued we attach a copy of the new prospectus
(Prospectus) reflecting the name change to GuocoLeisure Limited.

As required by Rule 424(e) the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b) (3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with revised name for GuocoLeisure
Limited

The Prospectus has been revised to reflect the new name.

Please contact me with any questions or
comments at 212 8152221.


Sandra Bruno
Assistant Treasurer
The Bank of New York Mellon  ADR
Division

Encl.

CC: Paul Dudek Esq. (Office of International
Corporate Finance)